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                                        EXHIBIT 3.1

                        SECOND RESTATED CERTIFICATE OF INCORPORATION
                                             OF
                            UNITED INTERNATIONAL HOLDINGS, INC.


     United International Holdings, Inc., a Delaware corporation, hereby certifies as follows:

     1. The name of the corporation is United International Holdings, Inc. (the "Corporation"). The Corporation was incorporated under the name "United Development Group, Inc.", and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on May 30, 1989. The Corporation filed a Restated Certificate of Incorporation on April 14, 1993.

     2. This Second Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

     FIRST:  The name of the corporation (the "Corporation") is:

               UNITED INTERNATIONAL HOLDINGS, INC.

     SECOND: The address of the Corporation's current registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, county of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (a) AUTHORIZED SHARES. The total number of shares of stock that the Corporation shall have authority to issue is 35,812,500, divided into the following classes:

          (i) 25,000,000 shares of Class A Common Stock, par value $.01 per share;


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          (ii)  7,812,500 shares of Class B Common Stock, par value $.01 per share;

          (iii) 3,000,000 shares of preferred stock, par value $.01 per share.

     (b)  COMMON STOCK.

          (i) Each share of Class A Common Stock shall be identical in all respects with the Class B Common Stock except as set forth in subparagraph (ii) below and except that each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held and each holder of Class B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to stockholders.

          (ii) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one share of Class A Common Stock. A holder wishing to convert shares of Class B Common Stock into shares of Class A Common Stock shall deliver the certificate or certificates representing the shares of Class B Common Stock to be converted to the Secretary of the Corporation or to the registrar of the Corporation, and shall notify the Secretary or registrar in writing of the holder's desire to so convert. Upon receipt by the Secretary or registrar of the foregoing certificate or certificates and notice, the Corporation shall cause to be issued to the holder who delivered the Class B Common Stock one share of Class A Common Stock for each share of Class B Common Stock delivered for conversion, and shall issue and deliver to such holder a certificate for such shares. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of Class B Common Stock. Shares of Class B Common Stock that have been so converted shall become treasury

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          shares that may be issued or retired by resolution of the Board of
          Directors of the Corporation. Class A Common Stock shall not be convertible into Class B Common Stock.

          (iii) Each share of Class A Common Stock and each share of Class
          B Common Stock shall have the same rights as to dividends and distributions of the Corporation. A dividend or distribution may be paid or made in shares of Class A Common Stock or Class B Common Stock (collectively, the "Common Stock"), but a dividend or distribution of shares of Class A Common Stock may be paid or made only to holders of Class A Common Stock and a dividend or distribution of shares of Class B Common Stock may be paid or made only to holders of Class B Common Stock. If a dividend or distribution is paid or made on the Class A Common Stock, a dividend or distribution of the same number of shares shall simultaneously be paid or made to holders of Class B Common Stock; and if a dividend or distribution is paid or made on Class B Common Stock, a dividend or distribution of the same number of shares shall simultaneously be paid or made to holders of Class A Common Stock. In the case of any subdivision, combination or reclassification of either class of Common Stock, a proportionate subdivision, combination or reclassification of the other class of Common Stock shall simultaneously be made. If the Corporation merges or consolidates with or into another entity (whether or not the Corporation is the surviving entity), the holders of the Common Stock shall be entitled to receive the same per share consideration.

     (c) PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series, including the following:


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          (i)    the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

          (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

          (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

          (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

          (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

          (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

          (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

          (viii) the restrictions, limitations and conditions, if any, upon issuance of


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          indebtedness of the Corporation so long as any shares of that series are outstanding; and

          (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this Article Fourth or any resolution of the Board of Directors pursuant to this Article Fourth.

     FIFTH: (a) GENERAL. The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be fixed by, or in the manner provided in the by-laws. The directors shall be elected by a majority of votes of all shares entitled to vote on the election of directors.

     (b) CLASSIFICATION AND ELECTION OF DIRECTORS. The directors shall be divided as evenly as possible into three classes, designated Class I, Class
II and Class III. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class III and second to Class II. At the 1993 annual meeting of stockholders or by written consent in lieu of such meeting, Class I directors shall be elected for a term expiring at the 1994 annual meeting of stockholders, Class II directors for a term expiring at the 1995 annual meetings of stockholders and Class III directors for a term expiring at the 1996 annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms.

     (c) TERM OF OFFICE; VACANCIES. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as provided in paragraph (b) of this Article Fifth, the directors shall have the exclusive power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors, however caused, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of

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stockholders and until his or her successor shall have been elected and qualified.

     (d) REMOVAL. Any or all of the directors of the Corporation may be removed for cause by the stockholders by the affirmative vote of the holders of at least 80 percent of the votes of the outstanding shares of stock generally entitled to vote in the election of directors ("Voting Stock"), voting together as a single class, at a meeting of stockholders for which proper notice of the proposed removal has been given. Directors may not be removed without cause.

     (e) NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

     (f) ELECTION OF DIRECTORS BY HOLDERS OF PARTICULAR CLASSES OR SERIES OF STOCK. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Certificate of Incorporation, including any applicable resolutions of the Board of Directors adopted pursuant to the Article Fourth. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions, and, during the prescribed terms of office of those directors, the Board of Directors shall consist of a number of directors equal to the number of those directors plus the number of directors determined as provided in the first paragraph of this Article Fifth.

     SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. No amendment or repeal of this Article Sixth shall adversely affect any right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

     SEVENTH: Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including


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service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article Seventh. No amendment or repeal of this Article Seventh shall adversely affect any right or protection existing under or pursuant to this Article Seventh immediately before the amendment or repeal.

     EIGHTH: After the Corporation first has a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, or its equivalent any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

     NINTH: Except as otherwise required by law or provided in the bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

     TENTH: The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class.


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     ELEVENTH: Election of directors need not be by written ballot.

     TWELFTH: Notwithstanding anything to the contrary in this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with any of Articles Fifth, Eighth, Ninth, Tenth, Eleventh and Twelfth of this Certificate of Incorporation or to provide for any cumulative voting by stockholders.

     IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been signed this 3rd day of June, 1993.


                                       UNITED INTERNATIONAL HOLDINGS,
                                         INC.



                                       /s/ William J. Elsner
                                       ------------------------------
                                       William J. Elsner
                                       Chief Executive Officer

Attest:

/s/ Bernard G. Dvorak
---------------------------
Bernard G. Dvorak
Secretary









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